REDACTED

Certain identified information, indicated by [***], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

AMENDMENT NO. 4 TO LETTER AGREEMENT

This Amendment No. 4 (“Amendment No. 4”) to the Development Program Letter Agreement of May 16, 2017, as amended on July 13, 2018, July 30, 2019 and December 21, 2021 (as amended, the “Agreement”), is entered into and effective as of September 25, 2023 (the “Amendment No. 4 Effective Date”) by and between Arcturus Therapeutics, Inc. (“Arcturus”) and the Cystic Fibrosis Foundation (“CFF”). Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

WHEREAS, Arcturus and CFF are parties to the Agreement; and

WHEREAS, Arcturus intends to conduct additional work to develop and test its development candidate ARCT-032, as described on Exhibit A-4 attached hereto (the “Additional Research Plan”), and has requested that the CFF provide additional funding to support the Additional Research Plan; and

WHEREAS, CFF desires to provide up to an additional $9,000,000 on the terms and conditions contained in the Agreement and this Amendment No. 4;

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Agreement and this Amendment No. 4 and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1.
Increased Award. The “Amount of Award” specified in the Agreement is hereby increased by $9,000,000 (the “Increased Award Amount”) for a total of $24,583,796. The Increased Award Amount shall be disbursed directly to Arcturus in accordance with the Payment Schedule attached hereto as Exhibit B-4. Arcturus shall use the Increased Award Amount to fund the following elements of the Additional Research Plan: (i) [***]; (ii) [***]; (iii) [***]; and (iv) [***] ([***]) [***].

2.
Amendment to Section 2 of the Agreement - Financials. Section 2 of the Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“2. Financials.

2.1 Royalties. In consideration of CFF’s Award under this Agreement and CFF’s license and transfer of intellectual property and CFF Know-How pursuant to this Agreement, Arcturus shall pay to CFF the following royalties (“Royalties”):

(a)
(i) [***]% of Net Sales of CF Products and the [***] approved for [***] (collectively “Covered Products”) in [***] until such Royalties [***] ([***]) times the Actual Award (“[***]”), and then [***]% of such Net Sales thereafter; and

(ii) [***]% of Net Sales of Covered Products in [***], collectively, until such Royalties reach [***] the [***] (“[***]”), and then [***]% of such Net Sales thereafter;

provided, however, that in the event that Covered Products are sold by a sublicensee of Arcturus, then for purposes of determining Royalties due up to the [***] or [***], such Royalties shall be based on [***]% of amounts received by Arcturus based on such Net Sales by the sublicensee;

provided, however, that once the Royalties on Net Sales of Covered Products collectively reach [***] the Actual Award[***], Arcturus may opt to reduce the royalty rate on such Net Sales to [***] by notifying CFF thereof and paying CFF an amount equal to [***];

provided further, that the applicable royalty rate specified above shall no longer be applicable in a country with respect to each CF Product or Pulmonary Product individually after the latest to occur of the following: (X) [***]; (Y) [***]; and (Z) [***].

(b)
For Products that are neither Covered Products nor OTC Products and that are approved for therapeutic (and not prophylactic or preventive) use and commercial sale in any country, [***] of [***], until such Royalties cumulatively reach [***].
(c)
Royalties shall be reduced proportionately if CFF’s Actual Award is less than the full Amount of Award by multiplying the respective percentages set forth in this Section 2.1 by a [***], and [***].

2.2 Disposition Payments.

(a) In the event of a license, sale or other transfer of a Covered Product or Arcturus Development Program Technology (excluding Net Sales and any Change of Control Transaction) (a “Licensing Transaction”), Arcturus and/or its shareholders shall pay to CFF [***] of [***] up to [***] the [***]. For avoidance of doubt, such consideration shall include upfront payments, milestone payments and royalties, whether paid in cash or other property (including equity), but shall not include payments made at fair market value for the performance of research or development activities.

(b) In the event of a Change of Control Transaction, Arcturus shall pay to CFF [***] of [***]; provided that such payment amount shall not exceed [***] . For avoidance of doubt, such consideration shall be calculated based on all upfront payments, milestone payments and payments under contingent rights, if applicable; provided, for clarity, that if the consideration paid to Arcturus and/or its shareholders consists of equity of the acquiring company, then the payment to CFF may be paid in cash or equity, at the election of the acquiror, with the equity valued at the closing price on the closing date of the Change of Control Transaction.

(c) Each payment paid by Arcturus pursuant to Section 2.2(a) and Section 2.2(b) is a “Disposition Payment”.

(d) Any Disposition Transaction that is an asset sale or transfer, or a Change of Control Transaction, shall be null and void unless the third-party transferee in such transaction expressly assumes the joint and several obligation of the Royalty obligations specified in Section 2.1.

2.3 Payment Offsets.

(a) A Disposition Payment paid pursuant to a Licensing Transaction shall offset and reduce any Disposition Payment payable pursuant to a Change of Control Transaction, and a Disposition Payment paid pursuant to a Change of Control Transaction shall offset and reduce any Disposition Payment payable pursuant to a Licensing Transaction.

(b) All Disposition Payments paid by Arcturus shall be credited toward meeting each Royalty Threshold.

(c) All Royalties paid by Arcturus shall offset and reduce any Disposition Payment payable pursuant to a Change of Control Transaction.

(d) Any amounts previously paid to CFF pursuant to Section 2.1(a) (other than amounts paid toward the [***] or [***]) shall reduce the amount otherwise payable to CFF under Section 2.1(b), and any amount paid to CFF pursuant to Section 2.1(b) shall reduce the amounts payable to CFF under Section 2.1(a) (other than amounts payable toward the [***] and [***]).

2.4 General

(a) There shall be added to the Actual Award for purposes of determining the maximum payments to CFF under this Section 2 [***].

(b) The payments to CFF under this Section 2 shall be made within [***] following (i) [***], and (ii) in the case of [***], any payment that is received by Arcturus and/or its shareholders with respect to a Disposition Transaction.”

3.
Amendment to Section 1 of the Agreement – Reports. The second sentence of Section 1(c) of the Agreement is hereby amended and restated in its entirety to read as follows: “In addition, Arcturus shall prepare and deliver to CFF a closing report within [***] after completion of each of (i) [***], and (ii) [***].”

4.
Amendment to Section 12 of the Agreement – Definitions. The following definitions are hereby replaced or added as follows:
•
“Disposition Transaction” means a Licensing Transaction and/or Change of Control Transaction, as the case may be.
•
“Product” means a product developed by Arcturus with Arcturus’ LUNAR platform and controlled by Arcturus (i.e., owned by Arcturus or licensed by Arcturus to a third party). “Product” may include, without limitation, CF Product, Covered Product, Pulmonary Product and/or OTC Product, as the case may be. For avoidance of doubt, in Sections 1, 3, 4, 5 and 12(a) (with respect to the definitions of “Commercially Reasonable Efforts” and “Interruption”), “Product” means a Product that is a CF Product.
•
“Royalty Threshold” means the [***], [***], [***] and/or [***], as the case may be.

5.
Interruption License Procedure. CFF acknowledges that Arcturus has a significant interest in protecting the proprietary nature of its trade secret assets, including design and optimization technologies and formulation processes. Therefore, CFF will, within [***] of a grant of the

Interruption License from Arcturus, provide written notice to Arcturus of its intent to further develop the CF Product directly or indirectly. In the event that CFF does not, within [***] after a grant of the Interruption License from Arcturus, provide written notice to Arcturus certifying that CFF has determined to fund and to use commercially reasonable efforts to develop the CF Product, or has licensed the CF Product on an arms-length basis to a third party with sufficient resources to develop and commercialize the CF Product, then the Interruption License shall be deemed terminated; provided that if at the end of such [***] period the CFF is engaged in good faith negotiations with a third party regarding such a license, CFF may request an extension of this period, with Arcturus’ consent not to be unreasonably withheld.

6.
Exhibits. Exhibit A-4 attached hereto is hereby added to Exhibit A of the Agreement and constitutes a portion of the Development Plan referenced in the Agreement. Exhibit B-4 attached hereto is hereby added to Exhibit B of the Agreement, such that the milestone detailed therein shall be added to the master Payment Schedule of the Agreement.

7.
Continuing Effect. Except as set forth in this Amendment No. 4, the Agreement shall remain in full force and effect.

8.
Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 as of the Amendment No. 4 Effective Date.

CYSTIC FIBROSIS FOUNDATION ARCTURUS THERAPEUTICS, INC.

By: By:

Name: Name:

Title: Title:

Exhibit A-4

[***]

IF " DOCVARIABLE "SWDocIDLocation" " = "4" " DOCPROPERTY "SWDocID" 508535180v.1" ""